UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 26, 2024

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

BNP Funding Facility and Contribution Agreement

On November 26, 2024, Ares Strategic Income Fund (the “Fund”) entered into a Revolving Credit and Security Agreement (the “BNP Funding Facility”) with ASIF Funding III, LLC, a wholly owned subsidiary of the Fund, as borrower (the “Borrower”), the Fund, as equityholder and servicer, the lenders from time to time party thereto, BNP Paribas, as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, that (i) provides a facility amount of $500 million and (ii) has a reinvestment period ending on November 26, 2027 and a final maturity date of November 26, 2028. In addition, on November 26, 2024, the Fund, as transferor, and the Borrower, as transferee, entered into a Contribution Agreement (the “Contribution Agreement” and, together with the BNP Funding Facility, the “Borrower Agreements”), pursuant to which the Fund will transfer to the Borrower certain originated or acquired loans and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the BNP Funding Facility are secured by substantially all assets held by the Borrower, including the Loans. The interest rate charged on the BNP Funding Facility is based on Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of (i) 1.40% during the reinvestment period and (ii) 2.40% following the reinvestment period. In addition, the Borrower is required to pay, among other fees, a commitment fee of up to 0.70% per annum on any excess unused portion of the BNP Funding Facility and, subject to certain exceptions, a one-time facility reduction fee if the BNP Funding Facility is terminated or there are certain reductions in commitments under the BNP Funding Facility, which facility reduction fee would be equal to the cumulative amount of the commitment fee that would have otherwise been payable from the date of any such termination or reduction through the end of the reinvestment period. Under the BNP Funding Facility, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The BNP Funding Facility includes usual and customary events of default for facilities of this nature.

Proceeds from the BNP Funding Facility must be used to acquire collateral loans during the reinvestment period, fund revolving collateral loans and/or delayed funding loans, pay certain fees and expenses and make permitted distributions.

Borrowings under the BNP Funding Facility are subject to the Borrower Agreements’ various covenants.

The descriptions above are only a summary of the material provisions of the BNP Funding Facility and the Contribution Agreement, and are qualified in their entirety by reference to a copy (i) the BNP Funding Facility and (ii) the Contribution Agreement, each of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Reopening of 5.700% Notes due 2028

On December 2, 2024, the Fund issued an additional $250 million aggregate principal amount of its 5.700% notes due 2028 (the “New 2028 Notes”) under the Fund’s indenture with U.S. Bank Trust Company, National Association (in such capacity, the “Trustee”), dated as of June 5, 2024, and Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of November 21, 2024 (together, the “Indenture”). The New 2028 Notes were issued as additional notes under the Indenture and have identical terms to the Fund’s $750 million of aggregate principal amount of 5.700% notes due 2028 that were issued on November 21, 2024 (the “Existing 2028 Notes” and, together with the New 2028 Notes, the “Notes”), other than the issue date and the issue price. The New 2028 Notes are being treated as a single class of notes with the Existing 2028 Notes for all purposes under the Indenture. The New 2028 Notes have the same CUSIP number and are fungible and rank equally with the Existing 2028 Notes.

The Notes will mature on March 15, 2028, and may be redeemed in whole or in part at the Fund’s option at any time at the redemption price set forth in the Third Supplemental Indenture. The Notes bear interest at a rate of 5.700% per year payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025. The Notes are direct unsecured obligations of the Fund.

The Fund expects to use the net proceeds of this offering to repay certain outstanding indebtedness under its debt facilities. The Fund may reborrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Base Indenture, as supplemented by the Third Supplemental Indenture, contains certain covenants including covenants requiring the Fund to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, as such obligation may be amended or superseded but giving effect to any exemptive relief granted to the Fund by the Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the Notes and the Trustee if the Fund should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch, Inc., Moody’s Investor Services, Inc. and S&P Global Inc.), the Fund will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The New 2028 Notes were sold to an initial purchaser (the “Initial Purchaser”) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for the initial resale by the Initial Purchaser to qualified institutional buyers in transactions exempt from registration under the Securities Act pursuant to Rule 144A thereunder. The New 2028 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The transaction closed on December 2, 2024.

The Trustee also serves as the Fund’s custodian under the terms of a custody agreement, pursuant to which it receives customary fees and expenses as custodian.

Registration Rights Agreement

In connection with the sale of the New 2028 Notes, the Fund entered into a Registration Rights Agreement, dated December 2, 2024 (the “Registration Rights Agreement”), with Wells Fargo Securities, LLC, as the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Fund is obligated to file with the SEC a registration statement relating to an offer to exchange the New 2028 Notes for new notes issued by the Fund that are registered under the Securities Act and otherwise have terms substantially identical to those of the New 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the New 2028 Notes. Alternatively, in accordance with the terms of the Registration Rights Agreement, the Fund may consummate such exchange offer through use of an existing registration statement. If the Fund fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the New 2028 Notes.

The foregoing descriptions of the Third Supplemental Indenture, the Registration Rights Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Supplemental Indenture, the Registration Rights Agreement and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the issuance of the New 2028 Notes, the Fund entered into an interest rate swap agreement with Wells Fargo Bank, N.A. to more closely align the interest rate of such liability with the Fund’s investment portfolio, which consists primarily of floating rate loans. The notional amount of the interest rate swap is $250 million, pursuant to which the Fund will receive fixed rate interest at 5.700% and pay floating rate interest based on one-month SOFR +1.614%. The interest rate swap matures on March 15, 2028.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated as of November 21, 2024, relating to the 5.700% Notes due 2028, between Ares Strategic Income Fund and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-01512), filed on November 21, 2024).

4.2	Form of 5.700% Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-01512), filed on November 21, 2024).

4.3	Registration Rights Agreement, dated as of December 2, 2024, relating to the 5.700% Notes due 2028 by and between Ares Strategic Income Fund and Wells Fargo Securities, LLC

10.1*	Revolving Credit and Security Agreement, dated as of November 26, 2024, among ASIF Funding III, LLC, as borrower, the lenders from time to time party thereto, BNP Paribas, as administrative agent, Ares Strategic Income Fund, as equityholder and servicer, and U.S. Bank Trust Company, National Association, as collateral agent.

10.2*	Contribution Agreement, dated as of November 26, 2024, among Ares Strategic Income Fund, as transferor, and ASIF Funding III, LLC, as transferee.

104	Cover Page Interactive Data File (embedded within Inline XBRL Document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: December 3, 2024

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer